UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 4, 2005

                          Science Dynamics Corporation
             (Exact name of registrant as specified in its charter)



Delaware                          000-10690                  22-2011859
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
    of incorporation)                                     Identification No.)

                          7150 N. Park Drive, Suite 500
                              Pennsauken, NJ 08109
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (856) 910-1166

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

          On February 4, 2005, the Company entered into an Employment Agreement with SMEI and Eric D. Zelsdorf. Under the agreement, Mr. Zelsdorf will be employed as SMEI's Chief Technology Officer until December 31, 2007. For his services, SMEI agreed to pay Mr. Zelsdorf a base salary of $160,000 per year. Mr. Zelsdorf also may be paid an incentive bonus based on a percentage of his base salary. Upon completion of the Company's acquisition of SMEI, the Company agreed that it would grant Mr. Zelsdorf stock options in accordance with the Company's employee stock option program. The exercise price of the stock options are to be set at the Company's stock price at the close of the acquisition of SMEI by the Company. The agreement will terminate upon the following events and conditions: (a) upon expiration of its terms; (b) for cause by SMEI immediately upon written notice; (c) For cause by Mr. Zelsdorf immediately upon written notice; (d) without cause by either party upon written notice; or (e) in the event Mr. Zelsdorf is unable to perform services required under the agreement by reason of incapacity or disablement for more than six months. Cause by SMEI is defined in the agreement as: a material breach by Mr. Zelsdorf, a felony conviction or any willful act or omission of dishonesty which causes harm to SMEI. Resignation of Mr. Zelsdorf with cause is defined to include, but not limited to: a reduction in position and/or responsibilities, a material change in Mr. Zelsdorf's reporting structure, or relocation beyond 30 miles of SMEI's principal office. If the agreement is terminated by SMEI without cause or if Mr. Zelsdorf resigns with cause, Mr. Zelsdorf will be entitled to all compensation and benefits otherwise remaining unpaid under the remaining term of the agreement and all stock options which have been granted under the agreement will become immediately vested and exercisable. In the event Mr. Zelsdorf is terminated for cause or resigns voluntarily, no compensation will be due to him other than what was earned through the date of termination.

          On February 4, 2005, the Company entered into a Consulting Agreement with SMEI and Herbert B. Quinn, Jr., which is effective as of the date the Company completes the acquisition of SMEI. Under the agreement, Mr. Quinn will perform strategic analytical and advisory services as reasonably requested by SMEI's Chief Executive Officer. For his services, the Company agreed to pay Mr. Quinn $150,000 per year. Mr. Quinn also is eligible to receive options under the Company's stock option plan or any similar plan that is in effect. The term of the agreement is for one year and will automatically renew for one additional year unless either party gives at least 30 days prior written notice of their intent not to extend the agreement. The agreement does not contain any termination provisions.

Item 9.01 Financial Statements and Exhibits.

(a)        Financial statements of business acquired.

           Not applicable.

(b)        Pro forma financial information.

           Not applicable.

(c)        Exhibits.

Exhibit Number                      Description
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10.1           Employment  Agreement  dated  January  1,  2005  between  Science
               Dynamics Corporation, Systems Management Engineering, Inc. and Eric D. Zelsdorf

10.2           Consulting  Agreement  dated  January  1,  2005  between  Science
               Dynamics Corporation, Systems Management Engineering, Inc. and Herbert B. Quinn, Jr.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Science Dynamics Corporation


Date: February 25, 2005           /s/ Alan C. Bashforth
                                  ---------------------
                                  Alan C. Bashforth
                                  Acting Chief Financial Officer and Secretary